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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



                                                                JURISDICTION OF
                            NAME                                 INCORPORATION
                            ----                                ---------------
Boone Geophysical, Inc......................................    Texas
Hydrokinetic Surveys of Canada Ltd..........................    Alberta, Canada